FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DEKANIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	84-1703721
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703, Philadelphia, PA	19104
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange
Common Stock, par value $0.0001 per share	American Stock Exchange
Common Stock Purchase Warrants	American Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-134776 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

A description of the securities registered hereby is set forth in the registration statement on Form S-1, Registration No. 333-134776, filed with the Securities and Exchange Commission on June 6, 2006, as amended through the date hereof (collectively, the “Registration Statement”). The Registration Statement is hereby incorporated herein by reference thereto.

Item 2. Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	DEKANIA CORP.

	By:	/s/ Thomas H. Friedberg
Thomas H. Friedberg
Chairman, President and Chief Executive Officer